UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2025

PORTLAND GENERAL ELECTRIC COMPANY
(Exact name of registrant as specified in its charter)

Oregon	001-5532-99	93-0256820
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
121 SW Salmon Street, Portland, Oregon 97204
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (503) 464-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

(Title of class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, no par value	POR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 8.01    Other Events.

On June 18, 2025, Portland General Electric Company (PGE or the Company) submitted a regulatory filing to the Public Utility Commission of Oregon (OPUC) to provide additional forecasts and update its 2023 Clean Energy Plan (CEP) and Integrated Resource Plan (IRP), as directed in OPUC Order 24-096, dated April 18, 2024. An Update addresses specific inputs that may have changed since the most recent IRP was acknowledged, without attempting to fully revise the IRP. This CEP/IRP Update refreshes the analysis filed with the 2023 CEP/IRP and provides status reports on actions and requirements from Order 24-096.

The CEP/IRP Update identified a new Preferred Portfolio as a result of the refreshed analysis. PGE is not proposing any changes to the Action Plan that was acknowledged within the 2023 CEP/IRP, which supports the Company's progress toward emissions targets and Preferred Portfolio resource need procurement through the 2025 All-Source Request for Proposals (RFP). This approach represents the best combination of cost, risk, community benefit, and decarbonization.

To better distinguish resource needs, the CEP/IRP Update reports the capacity from hybrid solar and battery storage resources by individual technology. This reporting change increases the stated need of the 2023 CEP/IRP Action Plan from a range of 2,700 to 3,700 megawatts (MW), with a 3,200 MW midpoint, to an updated range of 3,500 to 4,500 MW (4,000 MW midpoint) of renewable energy and non-emitting capacity, inclusive of 2023 RFP projects, which remain under negotiation.

The actions summarized in the CEP/IRP Update will also serve as an important tool in furthering conversations with all stakeholders, and the OPUC, on PGE’s path forward to making continued progress towards emission targets while continuing to serve customers safely, reliably, and at the lowest cost possible. PGE and parties will work through the regulatory review process for the CEP/IRP Update filing (OPUC Docket LC 80) during the coming months. PGE cannot predict the ultimate outcome of the regulatory process.

Background

In March 2023, PGE filed with the OPUC its first combined IRP and CEP. The CEP articulates the Company’s strategy to make continued progress towards the 2030, 2035, and 2040 emission targets outlined in Oregon House Bill 2021 (HB 2021), and was filed in connection with the 2023 IRP. The combined filing projected PGE’s resource and capacity needs over the next 20 years and proposed an Action Plan to meet near-term needs, subject to the new HB 2021 emissions targets.

Following the initial filing in March 2023, PGE refreshed its forecasts, first in an Addendum filed in July 2023, in OPUC Docket LC 80, then several times in subsequent comments provided to the OPUC. On January 25, 2024, the OPUC acknowledged PGE’s IRP, subject to certain conditions, providing regulatory support for the Company to pursue the near-term resource additions articulated in the Action Plan. The OPUC declined to acknowledge the CEP, directing the Company in Order 24-096 to revise and resubmit certain elements of the CEP with its next CEP/IRP Update.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PORTLAND GENERAL ELECTRIC COMPANY
(Registrant)

Date:	June 18, 2025	By:	/s/ Joseph R. Trpik
Joseph R. Trpik
Senior Vice President, Finance and Chief Financial Officer
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